EXHIBIT A
                        to Securities Purchase Agreement

                                                    Dated:  October 20, 2005

      NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

No. 1                                                            $4,000,000.00

                      INTERACTIVE TELEVISION NETWORKS, INC.

                        17% SECURED CONVERTIBLE DEBENTURE
                               DUE OCTOBER 1, 2008

THIS DEBENTURE is issued by INTERACTIVE TELEVISION NETWORKS, INC., a Nevada Corporation (the "Company"). This Debenture is designated as the Company's 17% Secured Convertible Debenture, due on the date set forth above, in the aggregate principal amount of Four Million Dollars ($4,000,000.00) (the "Debenture").

      FOR VALUE RECEIVED, the Company promises to pay to PENTAGON BERNINI FUND, LTD., an international business company organized under the laws of the British Virgin Islands, or its registered assigns (the "Holder"), the principal sum of $4,000,000.00, on or before the due date, or such earlier date or dates as the Debenture is required to be repaid as provided hereunder (the "Maturity Date") and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 17% per annum.

      Interest on this Debenture shall accrue daily commencing on the Original Issue Date (as defined in Section 5) until payment in full of the unconverted outstanding principal sum, together with all accrued and unpaid interest and other amounts, which may become due hereunder, has been made. Interest shall be payable quarterly in arrears on the last day of each January, April, July, and October, commencing on January 31, 2006 (except that, if any such day is not a Business Day, then such payment shall be due on the next succeeding Business
Day) (each such date, an "Interest Payment Date"). Interest shall be payable in cash, except that the Company may, in its sole discretion, pay up to 50% of the amount of interest payable on any Interest Payment Date by issuing additional debentures in accordance with the same terms as this Debenture (the "Interest Debentures"). Interest hereunder will be paid ratably to the Persons (as defined in Section 5) in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures (the "Debenture Register") on the applicable Record Date (as defined in Section 5). Interest shall be calculated based on a 365-day year.

      On the first day of each month, commencing on May 1, 2007, and continuing monthly thereafter in accordance with the amortization schedule set forth on Exhibit A hereto (each, a "Monthly Redemption Date"), the Company shall make a principal payment on the Debenture in the amount of $222,222.00 (except that the payment due on October 1, 2008, shall be in an amount equal to the greater of $222,222.00 or the then-remaining outstanding principal balance of the Debenture) (each a "Principal Payment"). Principal hereunder will be paid ratably to the Persons in whose name this Debenture is registered on the Debenture Register on the applicable Record Date. The principal amount of this Debenture that is subject to redemption and repayment on the Maturity Date shall be reduced by the amount of principal that is, from time to time, converted into Common Stock by the Holder pursuant to Section 4. In the event that the outstanding principal balance of this Debenture is partially reduced as a result of a conversion of a portion of this Debenture, such reduction of the outstanding principal balance of this Debenture shall be applied to Principal Payments in reverse order of maturity and shall reduce/eliminate the Principal Payments payable on the latest Monthly Redemption Dates first.

      The Company shall have the right to prepay this Debenture, in whole or in part, at any time and from time to time before the Maturity Date upon not less than fifteen (15) days prior written notice to the Holder specifying the prepayment date. Concurrently with each such prepayment, the Company shall pay all accrued and unpaid interest on the principal amount of the Debenture that is prepaid. No Prepayment Fee shall be payable with respect to prepayments of principal on this Debenture.

      In the event that the Company issues any additional debt or equity securities (other than Interest Debentures or Common Stock issued upon a conversion pursuant to Section 4 hereof or upon exercise of any of the Warrants), the Holder shall have the right to require that fifty percent (50%) of the net proceeds of such debt or equity securities be applied to repay all or a portion of the principal amount outstanding on this Debenture.

      The performance of the Company's obligations under this Debenture is secured by (i) that certain Security Agreement of even date executed by the Company encumbering substantially all of the Company's personal property, and
(ii) the pledge by Michael Martinez and David Koenig (collectively, the "Pledgors") of a total of 10,000,006 shares of common stock of the Company (collectively, the "Pledged Shares") pursuant to the terms of that certain Stock Pledge Agreement of even date between the Pledgors and the Holder (the "Stock Pledge Agreement").

      This Debenture is subject to the following additional provisions:

      Section 1. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

      Section 2. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement (as defined in Section 5) and may be transferred or exchanged only in compliance with the Purchase Agreement. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person (as defined in Section 5) in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

      Section 3. Events of Default.

      (a) An "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

            (i) any default in the payment of the principal of, interest on, or damages in respect of the Debenture, free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which is not cured within three
(3) days after the date the payment became due and payable;

            (ii) the failure to file a Registration Statement with the Commission on or before sixty (60) days after the Original Issue Date, registering the resale of the Underlying Shares;

            (iii) the failure to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of this Debenture, the Purchase Agreement or the Registration Rights Agreement, and such failure or breach shall not have been remedied within ten (10) days after the date on which notice of such failure or breach shall have been given;

            (iv) the Company shall commence, or there shall be commenced against the Company and not dismissed within 60 days, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company, or there is commenced against the Company and not dismissed within 60 days, any such bankruptcy, insolvency or other proceeding; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

            (v) the Common Stock shall cease to be quoted for trading or listed for trading on the National Association of Securities Dealers OTC Bulletin Board ("OTC") or the Nasdaq SmallCap Market, New York Stock Exchange, American Stock Exchange or the Nasdaq National Market (each, a "Subsequent Market") and shall not again be quoted or listed for trading thereon within five (5) Trading Days;

            (vi) the Company shall fail for any reason to deliver Common Stock certificates to a Holder prior to the fifth (5th) Trading Day after a Conversion Date pursuant to and in accordance with Section 4(b), or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of the Debenture in accordance with the terms hereof. If the Company's transfer agent is not open for business during a Trading Day, such Trading Day shall not be counted for purposes of determining the number of days for delivery of a Common Stock certificate;

            (vii) the Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within ten (10) Business Days after notice is deemed delivered hereunder;

            (viii) the Company shall fail for any reason to cause the number of authorized but unissued shares of its Common Stock to be increased to an amount sufficient to enable the Company to comply with the reserve requirement of
Section 4(c)(v) within a period of sixty (60) days following its receipt of any Holder's notice under Section 4(c)(v) that such reserve is not being satisfied if, at the time of the notice, the number of authorized shares of the Company's Common Stock is insufficient for this purpose; or

            (ix) the Company shall fail to cause the Commission to declare the Registration Statement effective within ninety (90) days after the date on which it is filed with the Commission (or within 120 days after such filing date if the Commission provides comments on the Registration Statement), to file the final prospectus with the Commission pursuant to Rule 424(b) with a copy thereof provided to Holder within ninety (90) days (or 120 days, if applicable) after the date on which the Registration Statement is filed with the Commission, or to maintain the effectiveness of the Registration Statement until the earlier of
(a) the date that all of the Underlying Shares and all shares issuable upon the exercise of the Warrants have been sold, or (b) all of the Underlying Shares (as defined in Section 5) and all shares of Common Stock issuable upon exercise of the Warrants issued to Holder concurrently with the issuance of this Debenture may be freely traded without registration under the Securities Act, under Rule 144 promulgated under the Securities Act or otherwise.

            (x) a breach by the Company of any of the covenants, representations or warranties set forth herein or in the Purchase Agreement of even date herewith.

      (b) If an Event of Default occurs, the Holder shall have the right to declare immediately due and payable all amounts owing under this Debenture. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

      (c) If an Event of Default under Section 3(a)(i) occurs, then the Company shall pay, in addition to the amount of the required payment, a late charge equal to ten percent (10%) of the amount of the late payment as liquidated damages and not as a penalty. The Company acknowledges that the damage the Holder would suffer in the event of a late payment of any amount owing under this Debenture would be difficult or impossible to ascertain, and that the foregoing amount is a reasonable estimate of the damage the Holder would suffer in such event.

      (d) If an Event of Default under Section 3(a)(ii) or (ix) occurs, then (i) the Company shall pay liquidated damages to Holder equal to $1,000.00 for each day during which such Event of Default remains uncured; and (ii) the Conversion Price shall be reduced to $1.50 per share. Any amounts to be paid as liquidated damages shall be paid in cash monthly in arrears on or before the 30th day following the end of the month or partial month to which they relate. The Company acknowledges that the damage the Holder would suffer in the event of an Event of Default under Section 3(a)(ii) or (ix) would be difficult or impossible to ascertain, and that the foregoing amount is a reasonable estimate of the damage the Holder would suffer in such event.

      The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 4.  Conversion.

(a)   (i) Conversion at Option of the Holder.

            (A) This Debenture shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time, after the Original Issue Date (subject to the limitations on conversion set forth in Section 4(a)(ii) hereof). The number of shares of Common Stock issuable upon a conversion hereunder equals the quotient obtained by dividing
(x) the outstanding balance of this Debenture (principal plus unpaid interest) to be converted by (y) the Conversion Price (as defined in Section 4(c)(i)).

            (B) The Holder shall effect conversions by simultaneously delivering to the Company a completed notice in the form attached hereto as Exhibit B (a "Conversion Notice") and a completed Conversion Schedule in the form of Schedule I attached to the Conversion Notice (as to each Conversion Notice, the "Conversion Schedule"). The Conversion Schedule shall set forth the remaining principal amount of this Debenture and all accrued and unpaid interest thereon subsequent to the conversion at issue. The date on which a Conversion Notice is delivered to the Company is the "Conversion Date" relating to such Conversion Notice. Unless the Holder is converting the entire principal amount outstanding under this Debenture, the Holder is not required to physically surrender this Debenture to the Company in order to effect conversions. Subject to Section 4(b), each Conversion Notice, once given, shall be irrevocable. Conversions hereunder shall have the effect of reducing the outstanding principal amount of this Debenture plus all accrued and unpaid interest thereon by amount of the applicable conversion, which shall be evidenced by entries set forth in the Conversion Schedule. The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error.

            (ii) Certain Conversion Restrictions. (i) The Holder may not convert the Debenture, if and to the extent such issuance of conversion shares would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.9910% of the then-issued and outstanding shares of Common Stock, including shares issuable upon conversion of the Debenture held by such Holder after application of this Section 4(a)(ii). Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, the Company may issue Interest Shares or Principal Shares unless such issuance would result in the issuance of shares of Common Stock in excess of 9.9910% of the then outstanding shares of Common Stock known by the Company to be owned by the Holder and its affiliates. In addition, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.9910% of the then-outstanding shares of Common Stock without regard to any other shares of Common Stock that may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section 4(a)(ii) will limit any particular conversion hereunder, and to the extent that the Holder determines that the limitation contained in this Section 4(a)(ii) applies, the determination of which portion of the principal amount of the Debenture is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of the Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in an issuance in excess of the amount permitted hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the periods described in Section 4(b) and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the amount permitted hereunder for future conversions or return such excess principal amount to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

      (b)   (i) Reserved.

            (ii) Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 3 herein for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein, and such Holder shall have the right to pursue all remedies available to it at law. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law. Further, if the Company shall not have delivered any cash due in respect of conversion of the Debenture or as payment of interest thereon by the third (3rd) Trading Day after the Conversion Date, the Holder may, by notice to the Company, require the Company to issue shares of Common Stock pursuant to Section 4(c), except that for such purpose the Conversion Price applicable thereto shall be the lesser of the Conversion Price on the Conversion Date and the Conversion Price on the date of such Holder demand. Any such shares will be subject to the provisions of this Section.

            (iii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder any certificate or certificates representing shares of Common Stock upon conversion within the period specified herein by the third (3rd) Trading Day after the Conversion Date, and if after such third (3rd) Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation and
(B) at the option of the Holder, either reissue a Debenture in the principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements. If the Company's transfer agent is not open for business during a Trading Day, such Trading Day shall not be counted for purposes of determining the number of days for delivery of a Common Stock certificate. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Debentures with respect to which the market price of the Underlying Shares on the date of conversion was a total of $10,000 under clause
(A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

      (c)   (i) The "Conversion Price" shall be Two Dollars ($2.00) per share.

            (ii) If the Company, at any time while the Debenture is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 4(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

            (iii) If the Company, at any time while the Debenture is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price at which the Debenture shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock, as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a written statement provided to the Holder describing of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

            (iv) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holder shall have the right thereafter to convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holder of the Debenture shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled.

            (v) The Company shall maintain a share reserve of not less than 105% of the shares of Common Stock issuable upon conversion of the Debenture; and within five (5) Business Days following the receipt by the Company of a Holder's notice that such minimum number of Underlying Shares is not so reserved, the Company shall if there are sufficient authorized but unissued shares promptly reserve a sufficient number of shares of Common Stock to comply with such requirement. If there are not sufficient authorized but unissued shares, the Company shall use its best efforts to call a special shareholders' meeting within sixty (60) days of such notice to increase the number of authorized shares of Common Stock.

            (vi) All calculations under this Section 4 shall be made to the nearest ten thousandth. No adjustments in either the Conversion Price shall be required if such adjustment is less than $0.0001, provided, however, that any adjustments which by reason of this Section are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

            (vii) Whenever the Conversion Price is adjusted pursuant to this
Section 4(c), the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

            (viii) If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debenture, and shall cause to be mailed to the Holder at its last address as it shall appear upon the stock books of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert the Debenture during the ten
(10) day calendar period commencing the date of such notice to the effective date of the event triggering such notice.

            (ix) In case of any (1) merger or consolidation of the Company with or into another Person, or (2) sale by the Company of more than one-half (1/2) of its assets in one or a series of related transactions, a Holder shall have the right to (A) convert the aggregate principal amount of the Debenture then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of the Debenture could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (B) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible debenture with a principal amount equal to the aggregate principal amount of the Debenture then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible debenture shall have terms identical (including with respect to conversion) to the terms of this Debenture, and shall be entitled to all of the rights and privileges of the Holder of the Debenture set forth herein and the agreements pursuant to which the Debentures were issued. In the case of clause (B), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

      (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of issuance upon conversion of the Debenture and payment of interest on the Debenture, each as herein provided, free from preemptive rights or any other actual or contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Debenture) be issuable (taking into account the adjustments and restrictions of Section 4(a)(ii)) upon the conversion of the outstanding principal amount of the Debenture and payment of interest hereunder. The Company covenants that all shares of Common Stock so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Registration Statement.

      (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

      t 6 0 (f) The issuance of certificates for shares of the Common Stock on conversion of the Debenture shall be made without charge to the Holder thereof for any documentary stamp or similar taxes that may be payable in respect of the issuance or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of any such certificates upon conversion in a name other than that of the Holder of the Debenture so converted, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      (g) Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company, at

                        If to the Company:

                        Interactive Television Networks,
                        Inc.
                        28202 Cabot Avenue, Suite 300
                        Laguna Niguel, CA 92677
                        Telephone No.:  (949) 365-5655
                        Facsimile No.:   (888) 886-1305
                        Attention:  Murray Williams, CFO


                        If to the Holder:

                        Pentagon Bernini Fund, Ltd.
                        c/o Pentagon Capital Management
                        Plc.
                        88 Baker Street
                        London, England W1U 6TQ
                        Telephone No.:  +44 (0)20
                        7299-9999
                        Facsimile No.:    +44 (0)20
                        7299-9988
                        Attention:  Mr. Lewis Chester,
                        CEO


                        With a copy to:

                        Sheppard, Mullin, Richter &
                        Hampton, LLP
                        333 South Hope Street, 48th Floor
                        Los Angeles, CA 90071
                        Telephone No.:  (213) 620-1780
                        Facsimile No.:   (213) 620-1398
                        Attention:  David C. Ulich,
                        Esquire


or such other address or facsimile number as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (the recipient's time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:00 p.m. (the recipient's time) on any date and earlier than 11:59 p.m. (the recipient's time) on such date, (iii) four
(4) days after deposit in the United States mail, (iv) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.

      Section 5. Definitions. For the purposes hereof, the following terms shall have the following meanings:

      "Business Day" means any day except Saturday, Sunday and any day that is a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

      "Commission" means the Securities and Exchange Commission.

      "Common Stock" means the common stock, $[0.01] par value per share, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Market Price" on any given date means the average of the three lowest intra-day trading prices of the Company's Common Stock during the ten (10) immediately preceding Trading Days (which may include Trading Days prior to the Original Issue Date), provided, that such 10-Trading Day period shall be extended by the number of Trading Days during such period on which (i) trading in the Common Stock is suspended by, or not traded on, the OTC or a Subsequent Market on which the Common Stock is then traded, or (ii) after the date the Registration Statement for the Underlying Shares is declared effective by the SEC, the prospectus included in the Registration Statement may not be used by the Holder for resale of Underlying Shares (provided such inability to use the prospectus is not (a) caused by the Holder or (b) the result of the Company's filing of post-effective amendments to the Registration Statement.

      "Original Issue Date" means the date of the first issuance of the Debenture, regardless of the number of transfers and regardless of the number of instruments that may be issued to evidence such Debenture.

      "Per Share Market Value" on any given date means the price per share in the last reported trade of the Common Stock on the OTC or on a Subsequent Market on which the Common Stock is then listed.

      "Person" means an individual, a corporation, a limited liability company, a partnership, an unincorporated association, a business trust, a government or political subdivision thereof or a governmental agency.

      "Purchase Agreement" means that certain Securities Purchase Agreement dated as of October 20, 2005, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

      "Record Date" means, with respect to each Interest Payment Date or Quarterly Redemption Date, the date that is five (5) Business Days prior to such Interest Payment Date or Quarterly Redemption Date.

      "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of October 20, 2005, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

      "Registration Statement" means the registration statement to be filed by the Company with the SEC pursuant to the Registration Rights Agreement.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "Trading Day" means a day on which shares of Common Stock are quoted on the OTC or quoted or traded on any Subsequent Market on which shares of Common Stock are then quoted or listed; provided that in the event shares of Common Stock are not so quoted or listed, then "Trading Day" shall mean a Business Day.

      "Underlying Shares" means the shares of Common Stock issuable upon conversion of the Debenture in accordance with the terms hereof.

      "Warrants" means the Warrants to Purchase Common Stock, dated as of the date of this Debenture, that are being issued by the Company under the Purchase Agreement to the Holder and all other Holders concurrently with the issuance of the Debentures.

      Section 6. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures previously issued or issued concurrently herewith and shall be senior to other convertible Debentures issued in the future. As long as the Debenture is outstanding, the Company shall not and shall cause its subsidiaries not to, without the consent of the Holder, amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder.

      Section 7. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

      Section 8. If this Debenture is mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of the mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

      Section 9. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT ONLY IN STATE OR FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, COUNTY OF NEW YORK AND HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR SUCH PURPOSE.

      Section 10. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

      Section 11. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

      Section 12. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

      Section 13. The Company may not assign this Debenture or any rights or obligations hereunder without the prior written consent of Holder. Holder may assign this Agreement, in whole or in part, and any rights or obligation hereunder without the prior written consent of Company by delivery of written notice to Company of such assignment.

      Section 14. The Company shall provide the Holder with no less than fifteen
(15) Trading Days advance notice, in writing, of a redemption/prepayment of some or all of the outstanding principal balance of this Debenture. Such written notice shall state the (i) amount of this Debenture that will be subject to redemption/prepayment, and (ii) the payment date of the pre-payment/redemption. The Holder shall be entitled to convert some or all of this Debenture until the close of business on the Business Day immediately preceding the date set by the Company for the pre-payment/redemption pursuant to this Section 14.

      Section 15. If any action at law or equity is necessary to enforce or interpret this Agreement, the prevailing party shall be entitled to received from the other party or parities reasonable attorneys fees, costs and necessary disbursements (including costs of collection) in addition to any other relief to which the prevailing party or parties maybe entitled.

IN WITNESS WHEREOF, the Company has caused this 17% Secured Convertible Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

INTERACTIVE TELEVISION NETWORKS,
INC., a Nevada corporation



By:  ___________________________________
Name:   ________________________________
Title:   _______________________________

                                    EXHIBIT A

                              AMORTIZATION SCHEDULE

-------------------------------------------------------------------------------
              May 1, 2007                              $222,222.00
-------------------------------------------------------------------------------
              June 1, 2007                             $222,222.00
-------------------------------------------------------------------------------
              July 1, 2007                             $222,222.00
-------------------------------------------------------------------------------
             August 1, 2007                            $222,222.00
-------------------------------------------------------------------------------
           September 1, 2007                           $222,222.00
-------------------------------------------------------------------------------
            October 1, 2007                            $222,222.00
-------------------------------------------------------------------------------
            November 1, 2007                           $222,222.00
-------------------------------------------------------------------------------
            December 1, 2007                           $222,222.00
-------------------------------------------------------------------------------
            January 1, 2008                            $222,222.00
-------------------------------------------------------------------------------
            February 1, 2008                           $222,222.00
-------------------------------------------------------------------------------
             March 1, 2008                             $222,222.00
-------------------------------------------------------------------------------
             April 1, 2008                             $222,222.00
-------------------------------------------------------------------------------
              May 1, 2008                              $222,222.00
-------------------------------------------------------------------------------
              June 1, 2008                             $222,222.00
-------------------------------------------------------------------------------
              July 1, 2008                             $222,222.00
-------------------------------------------------------------------------------
             August 1, 2008                            $222,222.00
-------------------------------------------------------------------------------
           September 1, 2008                           $222,222.00
-------------------------------------------------------------------------------
            October 1, 2008                            $222,222.00
-------------------------------------------------------------------------------

                                    EXHIBIT B

                              NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby elects to convert the attached Debenture into shares of common stock, $[0.01] par value per share (the "Common Stock"), of Interactive Television Networks, Inc., a [Nevada] corporation (the "Company"), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion Calculations:

--------------------------------------------
Date to Effect Conversion


--------------------------------------------
Principal Amount of Debentures to be Converted

      $
       ----------



-------------------------------------------
Number of shares of Common Stock to be Issued


-------------------------------------------
Applicable Conversion Price


-------------------------------------------
Signature


-------------------------------------------
Name


-------------------------------------------
Address

                                   Schedule 1

                               CONVERSION SCHEDULE

                      INTERACTIVE TELEVISION NETWORKS, INC.

17% Convertible Debenture due October ___, 2008, in the aggregate principal amount of $4,000,000.00 issued by Interactive Television Networks, Inc., a [Nevada] corporation. This Conversion Schedule reflects conversions made under
Section 4(a)(i) of the above-referenced Debenture.

                                     Dated:

--------------------------------------------------------------------------------
                                    Aggregate
                                    Principal
    Date of                         Amount
   Conversion                      Remaining
                                  Subsequent to
 (or for first                    Conversion
entry, Original    Amount of     (or original    Company Attest
  Issue Date)      Conversion      Principal
                                     Amount)
--------------------------------------------------------------------------------

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                                       18